Exhibit 99.1

Mineralys Therapeutics Completes Enrollment in Explore-CKD Phase 2 Trial of Lorundrostat for the Treatment of Hypertension in Subjects with Stage 2 to 3b CKD and Albuminuria
– Continues to anticipate announcing topline data from Explore-CKD trial in Q2 2025 –
RADNOR, PA – February 4, 2025 – Mineralys Therapeutics, Inc. (Nasdaq: MLYS), a clinical-stage biopharmaceutical company focused on developing medicines to target hypertension, chronic kidney disease (CKD), obstructive sleep apnea (OSA) and other diseases driven by dysregulated aldosterone, today announced that it has completed enrollment in the Explore-CKD Phase 2 trial evaluating the efficacy and safety of lorundrostat for the treatment of hypertension in subjects with CKD and albuminuria, despite receiving stable treatment with an angiotensin-converting enzyme inhibitor (ACEi) or an angiotensin receptor blocker (ARB) and an SGLT2 inhibitor.
“We are pleased to have completed enrollment in Explore-CKD and be on track to share topline data in the second quarter of 2025. This is our third trial to recently complete enrollment and we are grateful to all of the study participants, investigators, and our staff who made this possible,” stated David Rodman, MD, Chief Medical Officer of Mineralys Therapeutics. “In concert with our Target-HTN, Advance-HTN and recently announced Explore-OSA trials, Explore-CKD expands the spectrum of high-risk patients with poorly controlled hypertension who may benefit from this novel treatment modality. Poorly controlled hypertension, and hypertensive nephropathy, are a leading cause of renal failure in the United States and a strong predictor of major adverse cardiovascular events and premature death.”
The Explore-CKD trial (NCT06150924) is a randomized, double-blind, placebo controlled, two-period, two-sequence (2x2) crossover trial. This proof-of-concept trial is designed to evaluate blood pressure reduction and safety of 25 mg once daily (QD) lorundrostat added to RAAS inhibition and an SGLT2 inhibitor for the treatment of hypertension in subjects with Stage 2 to 3b CKD and albuminuria. The primary efficacy endpoint of the trial is change from baseline in systolic blood pressure at week four in the active versus placebo treatment period. An exploratory endpoint will be to evaluate change from baseline in urine albumin-to-creatinine ratio at week four in the active versus placebo treatment period.
About CKD
CKD, which is characterized by the gradual loss of kidney function, is estimated to affect more than 10% of the global population and is one of the leading causes of mortality worldwide. According to the U.S. Centers for Disease Control and Prevention (CDC), an estimated 1-in-7 (15%) of U.S. adults have CKD. Diabetes and hypertension are responsible for approximately two-thirds of CKD cases. Early detection and treatment can often keep CKD from getting worse. When CKD progresses, it may eventually lead to kidney failure, which requires dialysis or a kidney transplant to maintain life.

About Hypertension
Having sustained, elevated blood pressure (or hypertension) increases the risk of heart disease, heart attack and stroke, which are leading causes of death in the U.S. In 2020, more than 670,000 deaths in the U.S. included hypertension as a primary or contributing cause. Hypertension and related health issues resulted in an average annual economic burden of about $130 billion each year in the U.S., averaged over 12 years from 2003 to 2014.
Less than 50 percent of hypertension patients achieve their blood pressure goal with currently available medications. Dysregulated aldosterone levels are a key factor in driving hypertension in approximately 25 percent of all hypertensive patients.
About Lorundrostat
Lorundrostat is a proprietary, orally administered, highly selective aldosterone synthase inhibitor being developed for the treatment of uncontrolled hypertension (uHTN) and resistant hypertension (rHTN), CKD and OSA. Lorundrostat was designed to reduce aldosterone levels by inhibiting CYP11B2, the enzyme responsible for its production. Lorundrostat has 374-fold selectivity for aldosterone-synthase inhibition versus cortisol-synthase inhibition in vitro, an observed half-life of 10-12 hours and demonstrated an approximately 70% reduction in plasma aldosterone concentration in hypertensive subjects.
In a Phase 2, proof-of-concept trial (Target-HTN) in uncontrolled or resistant hypertensive subjects, once-daily lorundrostat demonstrated clinically meaningful blood pressure reduction in both automated office blood pressure measurement and 24-hour ambulatory blood pressure monitoring. Adverse events observed were a modest increase in serum potassium, decrease in estimated glomerular filtration rate, urinary tract infection and hypertension with one serious adverse event possibly related to study drug being hyponatremia.
About Mineralys
Mineralys Therapeutics is a clinical-stage biopharmaceutical company focused on developing medicines to target hypertension, CKD, OSA and other diseases driven by dysregulated aldosterone. Its initial product candidate, lorundrostat, is a proprietary, orally administered, highly selective aldosterone synthase inhibitor that Mineralys Therapeutics is developing for the treatment of cardiorenal conditions affected by dysregulated aldosterone, including hypertension, CKD and OSA. Mineralys is based in Radnor, Pennsylvania, and was founded by Catalys Pacific. For more information, please visit https://mineralystx.com. Follow Mineralys on LinkedIn and Twitter.
Forward Looking Statements
Mineralys Therapeutics cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to, statements regarding: the Company’s plan to announce top line data for Explore-CKD in the second quarter of 2025; the potential therapeutic benefits of lorundrostat; the Company’s expectation that aldosterone synthase inhibitors with an SGLT2 inhibitor may provide additive clinical benefits to patients; the Company’s expectation that Advance-HTN and Launch-HTN may serve as pivotal trials in any submission of a new drug application (NDA) to the United States Food and Drug Administration (FDA); the Company’s ability to evaluate lorundrostat as a potential treatment for CKD, OSA, uHTN or rHTN; the planned future clinical development of lorundrostat and the timing thereof; and the expected timing of commencement and enrollment of patients in clinical trials and topline results from clinical trials. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our future performance is dependent entirely on the success of lorundrostat; potential delays in the commencement, enrollment and completion of clinical trials and nonclinical studies; later developments with the FDA may be inconsistent with the feedback from the completed end of Phase 2 meeting, including whether the proposed pivotal program will support registration of lorundrostat which is a review issue with the FDA upon submission of an NDA; our dependence on third parties in connection with manufacturing, research and clinical and nonclinical testing; unexpected adverse side effects or inadequate efficacy of lorundrostat that may limit its development, regulatory approval and/or commercialization; unfavorable results from clinical trials and nonclinical studies; results of prior clinical trials and studies of lorundrostat are not necessarily predictive of future results; our ability to maintain undisrupted business operations due to any pandemic or future public health concerns; regulatory developments in the United States and foreign countries; our reliance on our exclusive license with Mitsubishi Tanabe Pharma to provide us with intellectual property rights to develop and commercialize lorundrostat; and other risks described in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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